United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2012

NGP Capital Resources Company
(Exact name of registrant as specified in its charter)

Maryland	814-00672	20-1371499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Fannin, Suite 3800 Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (713) 752-0062

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2012, the Board of Directors (the "Board") of NGP Capital Resources Company (the "Company") appointed William K. White to the Board to fill the vacant seat created by the resignation of James R. Latimer III. Mr. White's term will expire at the Company's annual meeting of stockholders in 2013. Mr. White has been appointed to the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee of the Board.

Item 7.01. Regulation FD Disclosure.

On December 14, 2012, the Company issued a press release announcing the declaration of a quarterly dividend of $0.16 per share of common stock. The record date for the dividend is December 28, 2012, and the dividend will be paid on January 7, 2013. The text of the press release is included as Exhibit 99.1 to this current report on Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filings under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated December 14, 2012

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGP Capital Resources Company
Date: December 14, 2012	By: /s/ L. SCOTT BIAR L. Scott Biar Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated December 14, 2012